EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350

Each of the undersigned hereby certifies that, to his knowledge:

1.	The Quarterly Report on Form 10-Q for the period ended June 30, 2021 (the “Report”) of Arcimoto, Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 16, 2021	By:	/s/ Mark Frohnmayer
Mark Frohnmayer
President and Chief Executive Officer

/s/ Douglas M. Campoli
Douglas M. Campoli
Chief Financial Officer